Exhibit 23.3

Consent of Independent Auditors
We consent to the use of our report dated March 26, 2024, with respect to the consolidated financial statements of Windfield Holdings Pty Ltd and its subsidiaries, incorporated herein by reference. Our report with respect thereto contains an explanatory paragraph that states that the consolidated financial statements as of December 31, 2024 and December 31, 2025 and for the years then ended were not audited, reviewed, or compiled by KPMG.

/s/ KPMG
KPMG
Perth, Australia
May 8, 2026